As filed with the Securities and Exchange Commission on August 11, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0552594
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

301 Penobscot Drive Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

GENOMIC HEALTH, INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

KIMBERLY J. POPOVITS	Copy to:
President and Chief Executive Officer	STANTON D. WONG, ESQ.
Genomic Health, Inc.	Pillsbury Winthrop Shaw Pittman LLP
301 Penobscot Drive	Four Embarcadero Center, 22nd Floor
Redwood City, CA 94063	San Francisco, CA 94111
(650) 556-9300	(415) 983-1000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered (1)	per Share (2)	Offering Price	Fee

Common Stock, par value $0.0001 per share	1,500,000 shares	$28.9932	$43,489,800	$4,380
(1)

Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416 under the Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales price of the Registrant’s Common Stock on The NASDAQ Global Select Market on August 8, 2016.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2005 (File No. 333-128805), November 9, 2009 (File No. 333-163006), and November 9, 2015 (File No. 333-207903), excluding reports that the Registrant filed with the Commission that were incorporated into those Form S-8 Registration Statements in order to maintain current information about the Registrant, is hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Part II

Information Required in the Registration Statement

Incorporation of Documents by Reference.

The following documents previously filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(1)                                 Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015;

(2)                                 Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

(3)                                 Registrant’s Current Reports on Form 8-K dated February 22, 2016, June 15, 2016 and June 23, 2016; and

(4)                                 The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed September 26, 2005, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.         Exhibits.

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

99.1

Genomic Health, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

Item 9.         Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 11, 2016.

GENOMIC HEALTH, INC.

By	/s/ KIMBERLY J. POPOVITS
Kimberly J. Popovits
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly J. Popovits, G. Bradley Cole and Jason W. Radford, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ KIMBERLY J. POPOVITS	President, Chief Executive Officer and	August 11, 2016
Kimberly J. Popovits	Director (Principal Executive Officer)

/s/ G. BRADLEY COLE	Chief Operating Officer and Chief Financial	August 11, 2016
G. Bradley Cole	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ FELIX J. BAKER, Ph.D.	Director	August 11, 2016
Felix J. Baker, Ph.D.

/s/ JULIAN C. BAKER	Director	August 11, 2016
Julian C. Baker

/s/ FRED E. COHEN, M.D., D. Phil.	Director	August 11, 2016
Fred E. Cohen, M.D., D. Phil.

/s/ HENRY J. FUCHS, M.D.	Director	August 11, 2016
Henry J. Fuchs, M.D.

/s/ GINGER L. GRAHAM	Director	August 11, 2016
Ginger L. Graham

/s/ RANDALL S. LIVINGSTON	Director	August 9, 2016
Randall S. Livingston

/s/ GEOFFREY M. PARKER	Director	August 11, 2016
Geoffrey M. Parker

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

99.1

Genomic Health, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).